Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter or by-laws

Nuveen Investment Funds, Inc.
811-05309


On December 17, 2012, under Conformed Submission
485APOS, accession number, 0001193125-12-504758,
a copy the By-Laws, as amended was filed with the SEC as exhibit 99.B.2 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.